As filed with the Securities and Exchange Commission on
                                October 16, 1996
                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)

                      Delaware                       04-2209186

            (State or other jurisdiction         (I.R.S. Employer
         of incorporation or organization)      Identification No.)


                          Waltham, Massachusetts  02254
               (Address of Principal Executive Offices) (Zip Code)

                            SENSORMEDICS CORPORATION
                             1984 STOCK OPTION PLAN
                            (Full title of the plan)

                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
                          (Name, address, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                       Seth H. Hoogasian, General Counsel
                           Thermo Electron Corporation
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
        ________________________________________________________________



PAGE

                         CALCULATION OF REGISTRATION FEE


                                                Proposed
                                    Proposed     Maximum
           Title of                 Maximum     Aggregate
         Securities to  Amount to   Offering    Offering     Amount of
         be Registered     be      Price Per    Price Per  Registration
                       Registered    Share        Share         Fee
                                      (1)          (1)          (1)

        Common Stock,
        $1.00 par        150,000    $38.0625   $5,709,375    $1,731.00
        value per
        share


        (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based upon (i) the registration hereunder of an aggregate of 150,000 shares of the Registrant's Common Stock to be issued pursuant to options granted under the Plan and (ii) the average of the high and low sales prices, $38.375 and $37.75 respectively, of the Registrant's Common Stock on the American Stock Exchange on October 14, 1996, as reported in The Wall Street Journal.

             There are also being registered hereunder such additional indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the SensorMedics Corporation 1984 Stock Option Plan (the "Plan") to reflect certain changes in the Registrant's capital structure, including stock dividends or stock splits.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The information required by Part I is included in documents sent or given to participants in the SensorMedics Corporation 1984 Stock Option Plan by Thermo Electron Corporation pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").








                                          2
PAGE

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Documents by Reference

       The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The following Thermo Electron Corporation (the "Company") documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

       (1) The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996, as amended (File No. 1-8002);

       (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996, as amended (File No. 1-8002);

       (3) The Company's Annual Report on Form 10-K for the year ended December 30, 1995, as amended (File No. 1-8002);

       (4) The description of the Company's capital stock and Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

       All reports or proxy statements filed by the Company pursuant to Sections l3(a), l3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

  Item 4.  Description of Securities.

       Not Applicable.

  Item 5.  Interests of Named Experts and Counsel.

       The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire 118,177 shares of the common stock of Thermo Electron Corporation.

       The financial statements and the financial statement schedule of the Company incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the


                                      II-1
PAGE
  authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report with respect to the Company's financial statements which includes an explanatory fourth paragraph with respect to the change in method of accounting for investments in debt and marketable equity securities in 1994 as discussed in Note 2 to the financial statements.

  Item 6.  Indemnification of Directors and Officers.

       Section 145 of the General Corporation Law of the State of Delaware, as amended, gives Delaware corporations the power to indemnify each of their present and former directors or officers under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

       Article Thirteenth of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

       Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses may be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification shall be made by the Registrant (unless ordered by a court) only upon a determination that the applicable standard of conduct required for indemnification has been met. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation further provides that the


                                      II-2
PAGE
  indemnification provided therein is not exclusive. The Registrant has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

       The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

  Item 7.  Exemption from Registration Claimed.

       Not Applicable.

  Item 8.  Exhibits.

       See the Exhibit Index immediately preceding the Exhibits to this Registration Statement.

  Item 9.  Undertakings.

  (a)  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                      II-3
PAGE

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



























                                      II-4
PAGE

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 16th day of October, 1996.

                                THERMO ELECTRON CORPORATION

                                By:  /s/  George N. Hatsopoulos
                                ---------------------------------------------
                                          Dr. George N. Hatsopoulos
                                         President


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                     Title                Date
           ---------                     -----                ----


  /s/ George N. Hatsopoulos    President, Chief         October 16, 1996
  -------------------------
      George N. Hatsopoulos    Executive Officer and
                               Chairman of the Board
                               (Principal Executive
                               Officer)

  /s/ John N. Hatsopoulos      Executive Vice President October 16, 1996
  --------------------------
      John N. Hatsopoulos      and Chief Financial
                               Officer
                               (Principal Financial
                               Officer)



                                      II-5
PAGE

  /s/ Paul F. Kelleher         Chief Accounting Officer October 16, 1996
  --------------------------
            Paul F. Kelleher   (Principal Accounting
                               Officer)

  /s/ John M. Albertine        Director                 October 16, 1996
  --------------------------
      John M. Albertine


  /s/  Peter O. Crisp          Director                 October 16, 1996
  -----------------------
       Peter O. Crisp


  /s/  Elias P. Gyftopoulos    Director                 October 16, 1996
  -------------------------
       Elias P. Gyftopoulos


  /s/  Frank Jungers           Director                 October 16, 1996
  ----------------------
       Frank Jungers


  /s/  Robert A. McCabe        Director                 October 16, 1996
  --------------------------
       Robert A. McCabe


  /s/  Frank E. Morris         Director                 October 16, 1996
  --------------------------
       Frank E. Morris


  /s/  Donald E. Noble         Director                 October 16, 1996
  --------------------------
       Donald E. Noble

  /s/  Hutham S. Olayan        Director                 October 16, 1996
  --------------------------
       Hutham S. Olayan


  /s/  Roger D. Wellington     Director                 October 16, 1996
  --------------------------
       Roger D. Wellington
















                                      II-6
PAGE

                                 EXHIBIT INDEX



    Exhibit No.  Description of Exhibit               Sequential Page
    -----------  ----------------------               ---------------
                                                           Number
                                                           ------

                 SensorMedics Corporation
                 1984 Stock Option Plan
           4

           5     Opinion of Seth H. Hoogasian, Esq.



           23.1  Opinion of Seth H. Hoogasian, Esq.
                 contained in his opinion filed as
                 Exhibit 5)


           23.2  Consent of Arthur Andersen LLP

           24    Power of Attorney
                 (See signature pages of this
                 Registration Statement)

  ________________